EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement dated December 13, 1999 of Calprop Corporation on Form S-8 of our report dated March 25, 1999, appearing in the Annual Report on Form 10-K of Calprop Corporation for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
December 8, 1999